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                                                                     EXHIBIT 3.8

                                 AMENDMENT NO. 1
                    TO THE REMINGTON PRODUCTS COMPANY, L.L.C.
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

          This AMENDMENT NO. 1 TO THE REMINGTON PRODUCTS COMPANY, L.L.C AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Amendment") is dated as of September 30, 2003.

          WHEREAS Vestar Shaver Corp., a Delaware corporation ("Shaver'), Vestar Razor Corp., a Delaware corporation ("Razor"), and RPI Corp., a Delaware corporation ("RPI"), are parties to a certain Amended and Restated Limited Liability Company Agreement of Remington Products Company, L.L.C. (the "Company"), dated as of May 16, 1996 (the "Operating Agreement"), there no longer being any Management Members. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

          WHEREAS, the Company, RPI, Vestar Equity Partners, L.P., a Delaware limited partnership ("Vestar"), Investors/RP, L.L.C., a Delaware limited liability company ("IRP"), Shaver, Razor and Rayovac Corporation, a Wisconsin corporation ("ROV"), have entered into a Purchase Agreement, dated August 21, 2003 (the "Purchase Agreement"), pursuant to which ROV has agreed to purchase, directly or indirectly, 100% of the outstanding membership interests of the Company.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          1. AMENDMENTS TO THE OPERATING AGREEMENT. Pursuant to Section 13.5 of the Operating Agreement, effective simultaneously with the consummation of the purchase and sale of the Securities (as defined in the Purchase Agreement), the Operating Agreement is hereby amended as follows:

          (a) Section 6.2(a) is hereby deleted and replaced in its entirety to read as follows:

          "(a) REPRESENTATIVES. There shall be established a Management Committee composed of three Representatives appointed by the holder or holders of a majority of the Percentage Interests (the "Majority Holders"), which Representatives shall initially be James T. Lucke, Kent J. Hussey and Randall J. Steward. The Majority Holders may remove any Representative at any time in their sole discretion. Each Representative shall remain in office until his or her death, removal or resignation, in which event, the Majority Holders shall fill the vacancy thereby created."

          (b)  The following language at the end of the first sentence of
Section 6.6 is hereby deleted in its entirety: "; provided that such consent is executed by at least one of the RPI

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Representatives on the Management Committee in the case of any written consent by the Representatives and by any representatives representing RPI's interest on any committee in the case of any written consent by the representatives of such committee."

          (c)  Article X is hereby deleted in its entirety.

          (d) The first sentence of Section 13.5 is hereby deleted and replaced in its entirety to read as follows:

          "This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument executed and agreed to by the Majority Holders."


          2.   MISCELLANEOUS.

          (a) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

          (b) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof.

          (c) Except as amended hereby, the Operating Agreement shall remain in full force and effect.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


                                       VESTAR SHAVER CORP.



                                       By:    /s/ Brian P. Schwartz
                                              -----------------------------
                                       Name:  Brian P. Schwartz
                                       Title: President


                                       VESTAR RAZOR CORP.



                                       By:    /s/ Brian P. Schwartz
                                              -----------------------------
                                       Name:  Brian P. Schwartz
                                       Title: President


                                       RPI CORP.



                                       By:    /s/ Victor K. Kiam III
                                              -----------------------------
                                       Name:  Victor K. Kiam III
                                       Title: President